UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2013

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 7, 2013, Beasley Mezzanine Holdings, LLC (the “Borrower”), a wholly-owned subsidiary of Beasley Broadcast Group, Inc. (the “Company”), entered into Amendment No. 2 to Credit Agreement (the “Amendment and Waiver to Credit Agreement”), dated as of August 9, 2012 by and among the Borrower, General Electric Capital Corporation, as administrative agent, and the lenders party thereto (the “Credit Agreement”).

Amendment No. 2 to Credit Agreement permits the Company to repurchase additional shares of its common stock, subject to there being no event of default under the credit agreement, up to an aggregate amount of $2.0 million per year. Previously, the aggregate amount was $0.5 million per year.

This description of Amendment No. 2 to Credit Agreement does not purport to be complete and is subject in all respects to the full text of Amendment No. 2 to Credit Agreement, filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. For additional information about the Credit Agreement, see Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2012, and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2013.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of August 9, 2012, by and among Beasley Mezzanine Holdings, LLC, General Electric Capital Corporation, as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: November 8, 2013	By:	/s/ Caroline Beasley
Caroline Beasley
Vice President, Chief Financial Officer, Secretary and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of August 9, 2012, by and among Beasley Mezzanine Holdings, LLC, General Electric Capital Corporation, as administrative agent, and the lenders party thereto.